Exhibit 10.3

Commercial Note

Line of Credit

$100,000.00	November 12, 2015

Subject to the terms and conditions of this Commercial Note for Line of Credit (the “Note”), Beechwood Properties, LLC (“Lender”) has made a Line of Credit Loan (the “Line of Credit”) to RedHawk Holdings Corp., a Nevada corporation (the “Borrower”), in the maximum principal amount of ONE HUNDRED THOUSAND and no/100 ($100,000.00) dollars. This Line of Credit is a non-revolving loan, and the principal amount available under this Line of Credit shall be reduced by the amount of each advance and shall not be increased after payments have reduced the amount outstanding.

(i)         REPAYMENT:    All outstanding principal and accrued interest shall be due and payable in full on October 31, 2016 (the “Maturity Date”). Upon fifteen (15) business day’s advance notice, Borrower may prepay without penalty any principal on this Note in whole or in part and any prepayments made on this Note shall be applied to the principal payment(s) due on this Note.

INTEREST:	Interest shall accrue on this Note at the rate of 5.0% per annum from date of advance until paid, payable in monthly installments of interest only, payable in arrears, commencing on November 30, 2015 and continuing on the same day of each month thereafter, with a final payment of all principal and outstanding interest due (along with any other fees and expenses) and payable on the Maturity Date.

DEFAULT

RATE:	After maturity, whether that maturity results from acceleration or otherwise, interest shall, to the extent permitted by law, accrue at the Default Rate. Additionally, upon the occurrence of any Default (and from and after the date of such occurrence) and following the declaration of the Borrower’s Default, interest shall, to the extent permitted by law, accrue at the Default Rate. The “Default Rate” shall be the maximum rate authorized by applicable law, and if applicable law establishes no maximum rate, then Eighteen Percent (18%) per annum. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from the first date that funds are advanced to Borrower until all sums due hereunder are paid in full.

(ii)         ADVANCES:     Advances totaling approximately $44,000.00 have been made through the date of this Note.

(iii)	From time to time, and as a condition to each advance under the Line of Credit, Borrower shall submit to Lender a borrowing request, setting forth the principal amount of the advance requested by Borrower from Lender pursuant to the terms hereof, the total amount advanced to date and the requested date of funding. The amount of the requested advance when added to the then outstanding principal balance of the Line of Credit shall not exceed $100,000.00. Such borrowing request shall be made no later than seven (7) business days prior to the requested day of funding. Lender is not obligated to make any additional advances pursuant to any borrowing request and all future advances are in the sole discretion of the Lender.

(iv)	Each advance under this Note and each payment on this Note shall be evidenced by entries in the Lender’s and Borrower’s internal records, which shall be prima facie evidence of (a) the amount of principal and interest owing on this Note from time to time; (b) the amount of each advance made to Borrower under this Note; and (c) the amount of each principal and/or interest payment received by Lender on this Note. The failure to make an accurate entry of advances and payments shall not limit or otherwise affect the obligation of Borrower to repay funds actually advanced by Lender hereunder.

(v)          OPTIONAL

(vi)         CONVERSION:     Subject to the conditions herein, Lender shall have the right, but not the obligation, to convert the amount of any prepayment and all outstanding principal, accrued but unpaid interest, and any other fees, costs and expenses owing to the Lender at maturity into shares of the Company’s Series A preferred stock, par value $1,000.00 per share (the “Preferred Stock”). Such conversions may be made at the Lender’s option upon maturity or any prepayment.

(vii)

(viii)	In order to convert the amounts outstanding into Preferred Stock, no later than ten (10) business days prior to the Maturity Date, or within seven (7) business days of Borrower’s notice of prepayment, the Lender shall provide written notice of its option to convert amounts owed into shares of the Company Preferred Stock. The number of whole shares of Preferred Stock to be issued shall be equal to: (1) the aggregate amount (including accrued but unpaid interest and fees) owed, or in the event of a conversion upon prepayment, the amount prepaid, by Borrower to Lender divided by (2) the par value of each share of Preferred Stock. The Borrower shall pay Lender cash in lieu of any fractional shares of Preferred Stock that would otherwise be issued.

(ix)

(x)	THE PREFERRED STOCK INTO WHICH THIS NOTE IS CONVERTIBLE, AND THE COMMON STOCK INTO WHICH THE PREFERRED STOCK IS CONVERTIBLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(xi)

(xii)         DEFAULT:    The occurrence of the failure of Borrower to make any payment of principal or interest under this Note when due shall be considered an event of default (“Default”). In the event of a Default, Lender will be under no further obligation to comply with any obligations with respect to this Note.

(xiii)

(xiv)	Upon the occurrence of a Default, Lender may pursue any one or more of the following remedies:

(i)	cancel this Note by written notice to Borrower, in which event Lender shall be fully released and relieved of all further obligations and liabilities to Borrower hereunder; provided however, that Borrower shall not be released from any of its obligations and liabilities owed to Lender hereunder;

(ii)	institute appropriate proceedings to specifically enforce performance hereof; or

(iii)	accelerate maturity of the Note, and demand payment (or conversion into Preferred Stock) of the principal sums due hereunder with interest, advances and costs, and in default of said payment or any part hereof and pursue any or all of its other rights and remedies provided by law.

(xv)	The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender at law or in equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall exercise of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that all remedies herein provided or otherwise available to Lender shall continue and be available to Lender until all sums due it by reason of this Note have been paid to it in full and all obligations of Borrower pursuant to this Note have been satisfied.

Each party to this Note waives presentment for payment, demand, notice of dishonor, protest, pleas of discussion and division. To secure the indebtedness evidenced by this Note, including, without limitation, future advances, with interest, reasonable and documented attorneys' fees, documented expenses of collection and documented costs, Borrower further agrees to pay any and all documented charges, documented fees, documented costs and/or documented taxes levied or assessed against Lender in connection with this Note. If any payment on this Note is eleven (11) days or more late, Borrower agrees to pay to the Lender, in addition to the amount otherwise due hereunder, a delinquency charge of 5.00% of the unpaid amount of payment, or $50.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note. In the event that any payment under this Note by check or preauthorized charge is later dishonored or returned to Lender unpaid due to nonsufficient funds, Borrower agrees to pay Lender an additional NSF check charge equal to $50.00. The provisions of this Note may not be waived or modified except in writing, signed by Lender. No failure or delay of Lender in exercising its rights shall be construed as a waiver.

SUCCESSORS AND ASSIGNS. This Note is binding upon and shall inure to the benefit of the Lender and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Lender.

ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Note embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. The provisions of this Note to which the Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

COUNTERPARTS. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SEVERABILITY. Any provision of this Note held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Note and the effect thereof shall be confined to the provision held to be invalid or illegal.

APPLICABLE LAW. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Louisiana, without regard to the principals of conflict of laws thereof.

Lender:

Beechwood Properties, LLC

By:
Name: G. Darcy Klug
Title: Manager

Borrower:

RedHawk Holdings Corp.

By:
Name: Daniel J. Schriber
Title: Chief Executive Officer